Exhibit 2.4

COSAN LUXEMBOURG S.A.,
as Issuer,

COSAN S.A. INDÚSTRIA E COMÉRCIO,
as Guarantor,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent,

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Luxembourg Paying Agent

Indenture

Dated as of March 14, 2013

9.500%
Senior Notes
Due March 14, 2018

Table of Contents

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate

INDENTURE, dated as of March 14, 2013, between COSAN LUXEMBOURG S.A., a public limited-liability company (societé anonyme) organized under the laws of Luxembourg having its registered office at B-15 Avenue de la Liberté L-1931 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B175.646, as the Company, COSAN S.A. INDÚSTRIA E COMÉRCIO, a sociedade anônima (corporation) incorporated under the laws of the Federative Republic of Brazil, as the Guarantor, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent and DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to R$500,000,000 aggregate principal amount of the Company’s 9.500% Senior Notes due March 14, 2018 and, if and when issued, any Additional Notes as provided herein (the “Notes”).  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantor has duly authorized the execution and delivery of this Indenture as guarantor of the Notes.  All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done, and the Guarantor has done all things necessary to make the Note Guarantee, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Guarantor as hereinafter provided.

WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging with or into or becoming a Subsidiary.

“Additional Amounts” has the meaning assigned to such term in Section 3.01.

“Additional Notes” means any Notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their date of issuance.

“Adjusted EBITDA” means, for any period:

(1)  consolidated net sales minus;

(2)  consolidated cost of sales and services minus;

(3)  consolidated general and administrative expenses and selling expenses plus/minus;

(4)  consolidated recurring other income (expense), net plus/minus;

(5) consolidated equity pick up income from associates plus;

(6)  any depreciation or amortization included in any of the foregoing;

as each such item is reported on the most recent consolidated financial statements delivered by the Guarantor to the trustee and prepared in accordance with IFRS. For the avoidance of doubt, Radar Propriedades Agrícolas S.A. and its Subsidiaries (to the extent the results of operations of such entities are consolidated by the Guarantor) and the Guarantor’s proportional interest in Raízen Energia S.A. and its Subsidiaries and Raízen Combustíveis S.A. and its Subsidiaries shall be included in the calculation of Adjusted EBITDA, however any eventual equity pick-up from such entities during the same period shall be excluded, to avoid duplication.  For avoidance of doubt, in calculating Adjusted EBITDA, the Guarantor will deem any reported income/expense as a recurring item unless the item is greater than US$50.0 million, in which case, the Guarantor shall make a good faith determination on an item-by-item basis as to whether it is recurring.

 “Adjusted Net Debt” means, as of any date of determination:

(1)           the aggregate amount of Debt of the Guarantor and its Restricted Subsidiaries and (A) Radar Propriedades Agrícolas S.A. and its Subsidiaries (to the extent the results of operations of such entities are consolidated by the Guarantor) and (B) the Guarantor’s proportionate equity interest in Raízen Energia S.A. and Raízen Combustíveis S.A. and their respective Subsidiaries, minus

(2)           the sum of consolidated cash and cash equivalents and consolidated marketable securities recorded as current and non-current assets (including National Treasury Certificates acquired to guarantee loans under the Special Agricultural Financing Program), minus/(plus);

(3)           any recorded asset/(liability) from derivatives entered into by the Guarantor in order to hedge its Debt denominated in foreign currencies,

in all cases determined in accordance with IFRS and as set forth in the most recent consolidated balance sheet of the Guarantor. While Adjusted Net Debt of Raízen Energia S.A. and Raízen Combustíveis S.A. has been considered on a proportional interest-base method, any eventual equity pick-up from such entities during the same period shall be excluded, to avoid duplication.

“Advance Transaction” means an advance from a financial institution involving either (a) a foreign exchange contract (Adiantamento sobre Contrato de Câmbio–ACC) or (b) an export contract (Adiantamento sobre Contrato de Exportação–ACE).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or other agent hereunder, as duly appointed by the Guarantor or by the Trustee in the case of the Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Guarantor or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)           a disposition to the Guarantor or a Restricted Subsidiary, including the sale or issuance by the Guarantor or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Guarantor or any Restricted Subsidiary;

(2)           a disposition by a Restricted Subsidiary to the Guarantor or another Restricted Subsidiary or by the Guarantor to a Restricted Subsidiary;

(3)           a disposition of any Equity Interests of any Restricted Subsidiary in connection with a corporate reorganization or delisting transaction involving the public shareholders of Cosan Limited, provided that immediately following such disposition, the Guarantor could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.07(a)(ii);

(4)           the sale, lease, transfer or other disposition by the Guarantor or any Restricted Subsidiary in the ordinary course of business of (i) cash and Cash Equivalents, (ii) inventory, (iii) damaged, worn out or obsolete equipment or other assets, or (iv) rights granted to others pursuant to leases or licenses;

(5)           the lease of assets by the Guarantor or any of its Subsidiaries in the ordinary course of business;

(6)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(7)           a transaction covered by the covenant described under Article 5;

(8)           a Restricted Payment permitted under Section 4.08;

(9)           a Sale and Leaseback Transaction otherwise permitted under Section 4.11;

(10)           any issuance of Disqualified Stock otherwise permitted under Section 4.07;

(11)           the creation of a Lien not prohibited by this Indenture (but not the sale or disposition of the property subject to such Lien);

(12)           any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(13)           any disposition of assets in any fiscal year with an aggregate fair market value, taken together with all other dispositions made in reliance on this clause, not to exceed U.S.$100.0 million; and

(14) the disposition of any shares of Capital Stock of an Unrestricted Subsidiary.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Authenticating Agent” refers to the Trustee’s designee for authentication of the Notes.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means the board of directors or comparable governing body of the Company or the Guarantor, as applicable, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary, Assistant Secretary or a director of the Company or the Guarantor, as applicable, and remains in full force and effect as of the date of its certification.

“BRL12” means the Trade Association for the Emerging Markets (“EMTA”) BRL Industry Survey Rate (BRL12), calculated if the R$ Ptax Rate is not available, which is the final Brazilian real/U.S. dollar specified rate of U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, published on EMTA’s website (which, at the date hereof, is located at http://www.emta.org) for the Rate Calculation Date.  BRL12 is calculated by EMTA (or a service provider EMTA may select in its sole discretion) using the EMTA BRL Industry Survey

Methodology dated as of 1 March 2004, as amended from time to time, pursuant to which EMTA conducts a twice-daily survey of up to 15 Brazilian financial institutions that are active participants in the Brazilian real/U.S. dollar spot market, with a required minimum participation of at least 5 financial institutions.

“BRL13” means the EMTA BRL Indicative Survey Rate (BRL13), calculated if the R$ Ptax Rate is not available, which is the final Brazilian real/U.S. dollar specified rate of U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, published on EMTA’s website (which, at the date hereof, is located at http://www.emta.org) for the Rate Calculation Date.  BRL13 is calculated by EMTA (or a service provider EMTA may select in its sole discretion) using the EMTA BRL Industry Survey Methodology dated as of 1 March 2004, as amended from time to time, pursuant to which EMTA conducts a survey of up to 30 Brazilian and non-Brazilian financial institutions that are active participants in the Brazilian real/U.S. dollar spot market, with a required minimum participation of at least 8 financial institutions.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, São Paulo or Luxembourg.

“Calculation Agent” means Deutsche Bank Trust Company Americas, and its successors or such other calculation agent as the Guarantor shall appoint.

“Capital Lease” means, with respect to any Person, any lease of any Property which, in conformity with IFRS, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1)           Brazilian reais, U.S. Dollars, or money in other currencies received in the ordinary course of business that are readily convertible into U.S. Dollars,

(2)           any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the Federative Republic of Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the Federative Republic of Brazil or the United States of America is pledged in support thereof,

(3)           (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the Federative Republic of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated  “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above,

(5)           commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

(6)           money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (6) above.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to one or more of the Permitted Holders, other than pursuant to (i) any such transaction in which immediately after the consummation thereof, the voting power of the Guarantor’s outstanding Voting Stock immediately prior to such consummation constitutes or is converted into or exchanged for more than 50% of the voting power of the outstanding Voting Stock of such Person or (ii) any such sale, lease, transfer or conveyance to one or more Permitted Holders or a Subsidiary of a Permitted Holder, in each case, if immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the outstanding Voting Stock of such Permitted Holder; or

(2)           the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Guarantor; or

(3)           the first day on which the majority of the members of the Board of Directors of the Guarantor cease to be Continuing Directors.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5(a).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Guarantor for such period determined on a consolidated basis in conformity with IFRS.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Guarantor who:

(1)           was a member of such board of directors on the date of this Indenture; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election provided that, to the extent that the Board of Directors does not customarily approve the nomination or election of new members to the Board of Directors, such approval shall be presumed to have been given absent clear evidence to the contrary.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 60 Wall Street, MSNYC60-2710, New York, NY 10005.

 “Debt” means, with respect to any Person, without duplication,

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all conditional sale obligations and all obligations of such person under any title retention agreement, excluding accounts payable arising in the ordinary course of business;

(5)           all obligations of such Person as lessee under Capital Leases;

(6)           all Debt of other Persons guaranteed by such Person to the extent so guaranteed;

(7)           all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)           all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)           with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)           with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)           with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)           otherwise, the outstanding principal amount thereof.

The principal amount of any Debt or other obligation that is denominated in any currency other than U.S. Dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into U.S. Dollars at the Spot Rate in effect on the date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are

(1)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2)           convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions

(A)           are no more favorable to the holders than the covenants described under Sections 4.13 and 4.14, and

(B)           specifically state that repurchase or redemption pursuant thereto will not be required prior to the Guarantor’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.14.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. and its successors.

 “Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each of (i) Cosan S.A. Indústria e Comércio and (ii) any other party that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Holder” means the registered holder of any Note.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guarantee such Debt or Capital Stock.  If any Person becomes a Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.07, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.08 or Section 4.14.  The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Incurrence” shall have a corresponding meaning to the definition herein of Incur.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the date hereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Guarantor relating to the sale of the Notes or Additional Notes by the Guarantor.

 “Interest Payment Date” means each March 14 and September 14 of each year, commencing September 14, 2013.

“Investment” means:

(1)           any direct or indirect advance, loan or other extension of credit to another Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, equipment or supplies by that Person in the ordinary course of business,

(2)           any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)           any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, any acquisitions of assets or substantially all the assets of a Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)           any guarantee of any obligation of another Person.

For purposes of this definition, the term “Person” shall not include the Guarantor or any Subsidiary or any Person who would become a Subsidiary as a result of any Investment.  If the Guarantor or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Guarantor, all remaining Investments of the Guarantor and the Subsidiaries in such Person shall be deemed to have been made at such time.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.08:

(1)           Investment shall include the portion (proportionate to the Guarantor’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Guarantor shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)           the Guarantor’s Investment in such Subsidiary at the time of such redesignation, minus

(b)           the portion (proportionate to the Guarantor’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Investment Grade” means BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Investment Grade Rating” means a rating equal to or higher than Investment Grade.

“Issue Date” means the date on which the Notes are originally issued under this Indenture or March 14, 2013.

“Joint Venture” means (i) the joint venture between the Guarantor and Shell Brazil Holdings B.V. (“Shell”) and their respective subsidiaries whereby (a) the Guarantor contributed its sugar and ethanol and its fuel distribution assets and (b) Shell contributed its distribution assets in Brazil, its interests in second generation ethanol research and development entities (Iogen Corp. and Codexis, Inc., its aviation fuel business in Brazil) and the license to use the Shell brand, and a cash contribution, or (ii) any similar or related transaction.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Luxembourg Paying Agent” means Deutsche Bank Luxembourg S.A.

 “Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-“ from S&P or “Aa3” from Moody’s.

“Minimum Withholding Level” has the meaning assigned to such term in Section 3.02.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to:

(A)
any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)	brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)	provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Guarantor and its Subsidiaries;

(3)	payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)
appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

(B)
any Option Exercise, the proceeds from such Option Exercise in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)	fees and expenses related to such Option Exercise, including fees and expenses of counsel, auditors and investment bankers;

(2)	provisions for taxes as a result of such Option Exercise taking into account the consolidated results of operations of the Guarantor and its Subsidiaries;

(3)
payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Option Exercise that is secured by a Lien on the property or assets sold or conveyed; and

(4)
appropriate amounts to be provided as a reserve against liabilities associated with such Option Exercise, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Option Exercise, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

 “Net Debt to EBITDA Ratio” means, on any date (the “transaction date”), the ratio of:

(x)           the aggregate amount of Adjusted Net Debt at that time to

(y)           Adjusted EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”).

In making the foregoing calculation,

(1)           pro forma effect will be given to any Debt Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt had been Incurred on the first day of the reference period; and

(2)           pro forma effect will be given to:

(A)           the acquisition or disposition of companies, divisions or lines of businesses by the Guarantor and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(B)           the discontinuation of any discontinued operations,

that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

For the avoidance of doubt, (A) Radar Propriedades Agrícolas S.A. and its Subsidiaries (to the extent the results of operations of such entities are consolidated by the Guarantor) and (B) the Guarantor’s proportional interest in each of Raízen Energia S.A. and Raízen Combustíveis S.A. and their respective Subsidiaries shall be included in the calculation of each of Adjusted Net Debt and Adjusted EBITDA for purposes of the calculation of the Net Debt to EBITDA Ratio.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means the guarantee of the Notes by the Guarantor pursuant to this Indenture.

“Notes” has the meaning assigned to such term in the Recitals.

“obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Offering Memorandum” means the final offering memorandum dated March 7, 2013, prepared by the Guarantor in connection with the Notes.

“Officer” means a director, the president or chief executive officer, any vice president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, the general counsel or any other Person duly appointed by the shareholders or the Board of Directors of the Company or the Guarantor, as applicable, to perform corporate duties.

“Officers’ Certificate” means a certificate signed by any two of the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, a director or the general counsel of the Company or any of its subsidiaries, or a certificate of the Guarantor signed in the name of the Guarantor by the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary, as the case may be.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Guarantor, reasonably satisfactory to the Trustee.

“Option Exercise” has the meaning assigned to such term in Section 3.04.

“Paying Agent” refers to the Trustee, the Principal Paying Agent, the Luxembourg Paying Agent and such other paying agents as the Company shall appoint.

“Permitted Business” means any of the businesses in which the Guarantor and its Subsidiaries are engaged on the Issue Date or the Option Exercise date, as applicable, and any business reasonably related, incidental, complementary or ancillary thereto or any business determined in good faith by its Board of Directors to be in the interest of the Guarantor.

“Permitted Business Investment” means any Investment and expenditure made in assets or properties (including Capital Stock, Debt or any other security or instrument of a Person) related to a Permitted Business or any business determined in good faith by its Board of Directors to be in the interest of the Guarantor.

“Permitted Debt” has the meaning assigned to such term in Section 4.07.

“Permitted Holders” means Mr. Rubens Ometto Silveira Mello and/or any immediate family members and any Person, directly or indirectly, controlled by any of them.

“Permitted Liens” means:

(1)           any Lien existing on the date of this Indenture, and any extension, renewal or replacement thereof or of any Lien in clauses (2), (3) or (4) below; provided, however, that the total amount of Debt so secured is not increased;

(2)           any Lien on any property or assets (including Capital Stock of any person) securing Debt Incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (a) the aggregate principal amount of Debt secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is Incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of the Guarantor or any Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the person so acquired;

(3)           any Lien securing Debt for the purpose of financing all or part of cost of the acquisition, construction or development of a project; provided that the Liens in respect of such Debt are limited to assets (including Capital Stock of the project entity) and/or revenues of such project; and provided, further, that the Lien is Incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of the Guarantor or any Subsidiary;

(4)           any Lien existing on any property or assets of any person before that person’s acquisition (in whole or in part) by, merger into or consolidation with the Guarantor or any Subsidiary after the date of this Indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(5)           any Lien imposed by law that was Incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(6)           any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Guarantor or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Guarantor or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(7)           any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Guarantor or any Subsidiary in the ordinary course of business;

(8)           any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by IFRS;

(9)           minor defects, easements, rights-of-way, restrictions and other similar encumbrances Incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Guarantor or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(10)         any rights of set-off of any person with respect to any deposit account of the Guarantor or any Subsidiary arising in the ordinary course of business;

(11)         any Liens granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social–BNDES, or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(12)         any Liens on the inventory or receivables of the Guarantor or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility; or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt Incurred that is secured by receivables that will fall due in any calendar year shall not exceed (a) with respect to transactions secured by receivables from export sales, 80% of the Guarantor’s consolidated gross revenues from export sales for the immediately preceding calendar year; or (b) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of the Guarantor’s consolidated gross revenues from sales within Brazil for the immediately preceding calendar year; and provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

(13)         any Lien securing Hedging Agreements so long as such Hedging Agreements are entered into for bona fide, non-speculative purposes;

(14)         any Lien securing obligations under the documentation governing the establishment and operation of the Joint Venture pursuant to which the Guarantor will pledge or has pledged, among others, certain dividends, interest on capital and shares to Shell or its Affiliates; and

(15)         in addition to the foregoing Liens set forth in clauses (1) through (14) above, Liens securing Debt of the Guarantor or any Subsidiary (including, without limitation, guarantees of the Guarantor or any Subsidiary) which in aggregate principal amount, at any time of determination, do not exceed 10.0% of the Guarantor’s Total Consolidated Assets.

“Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.07.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Paying Agent” means Deutsche Bank Trust Company Americas, and its successors or such other principal paying agent as the Guarantor shall appoint.

“Productive Assets” means assets (including capital stock or its substantial equivalent or other Investments) that are used or usable by the Guarantor and its Subsidiaries in Permitted Businesses (or in the case of capital stock or its substantial equivalent or other Investments that represent direct, or indirect (via a holding company), ownership or other interests held by the Guarantor or any Subsidiary in entities engaged in Permitted Businesses).

“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein, and (ii) any intangible assets, including, without limitation, any brand names, trademarks, copyrights and patents and similar rights and any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Radar Significant Entity” means Radar Propriedades Agrícolas S.A. and any of its Subsidiaries, in each case, only to the extent and for so long as the Guarantor consolidates the operations of such entity and such entity would satisfy the “significant subsidiary” tests with respect to the Guarantor (notwithstanding whether any such entity is a Subsidiary of the Guarantor) set forth in Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Raízen Significant Entity” means (i) Raízen Energia S.A., (ii) Raízen Combustíveis S.A. and (iii) any of their Subsidiaries, in each case, only to the extent and for so long as the Guarantor’s proportional equity interest in any such entity would satisfy the “significant subsidiary” tests with respect to the Guarantor (notwithstanding whether any such entity is a Subsidiary of the Guarantor) set forth in Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Rate Calculation Date” means the third Business Day preceding each Interest Payment Date, Redemption Date, purchase date or the maturity date.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not making ratings of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Guarantor, which will be substituted for S&P, Fitch or Moody’s, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the ratings of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) after the date of public notice of a Change of Control, or of the Company’s or the Guarantor’s intention, or that of any Person, to effect a Change of Control

(i) in the event the Notes are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice, the rating of the Notes by at least two of the Rating Agencies shall be decreased by one or more categories; provided that any such Rating Decline is in whole or in part in connection with a Change in Control.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.02, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.02, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Banks” means Banco Bradesco S.A., Banco BTG Pactual S.A., Itaú Unibanco S.A., Morgan Stanley & Co. LLC, or any of its affiliates and any successor thereto or any replacement thereof designated by the Company in its reasonable discretion that is a Brazilian bank of international standing.

“refinance” has the meaning assigned to such term in Section 4.07.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged by the Guarantor to maintain the Register, which shall initially be Deutsche Bank Trust Company Americas, and its successors.

“Regular Record Date” for the interest payable on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.15.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of:  (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Responsible Officer” means any officer of the Trustee, in the case of the Trustee, or the Principal Paying Agent, in the case of the Principal Paying Agent, in its corporate trust department with direct responsibility for the administration of such role under this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.08.

“Restricted Subsidiary” means the Company and any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.21.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Guarantor and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Guarantor as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information to the extent that the Guarantor is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Settlement Rate” means, for any Rate Calculation Date, the rate determined by the Calculation Agent that is equal to the Brazilian real/U.S. dollar commercial rate, expressed as the amount of Brazilian reais per one U.S. dollar as reported by Banco Central do Brasil (the “Central Bank”) on the SISBACEN Data System and on its website (which, at the date hereof, is located at http://bcb.gov.br) under transaction code PTAX800 (“Consultas de Câmbio” or “Exchange Rate Enquiry”), Option 5, “Venda” (“Cotações para Contabilidade” or “Rates for Accounting Purposes”) (or any successor screen established by the Central Bank), for such Rate Calculation Date (the “R$ Ptax Rate”); provided, however, that if the R$ Ptax Rate scheduled to be reported on any Rate Calculation Date is not reported by the Central Bank on such Rate Calculation Date, then the Settlement Rate will be BRL12; in the event BRL12 is unavailable, then the Settlement Rate will be BRL13. If the Settlement Rate cannot be calculated as described above, the Calculation Agent will determine the Settlement Rate by reference to the quotations received from the Reference Banks.  The quotations will be determined in each case for such Rate Calculation Date as soon as practicable after (i) the Calculation Agent determines that the Settlement Rate cannot be calculated as described above for such Rate Calculation Date and (ii) the identities of the Reference Banks are provided by the Company to the Calculation Agent by written notice.  The Calculation Agent will ask each of the Reference Banks for quotations for the offered Brazilian real/U.S. dollar exchange rate for the sale of U.S. dollars. The Settlement

Rate will be the average of the Brazilian real/U.S. dollar exchange rates obtained from the Reference Banks.  If more than one quotation is obtained, the Settlement Rate will then be the average of the Brazilian real/U.S. dollar exchange rates obtained from the Reference Banks.  If only one quotation is obtained, the Settlement Rate will be that quotation. Where no such quotations are obtained from the Reference Banks, if the Company determines in its sole discretion that there are one or two other suitable replacement banks active in the Brazilian real/U.S. dollar market, the Company shall ask such banks to provide such quotations to the Company, which such quotations the Company shall deliver to the Calculation Agent as soon as practicable after the identities of such replacement banks are provided by the Company to the Calculation Agent by written notice, and the Calculation Agent shall use such quotations as it receives to determine the Settlement Rate (taking an average rate, as set forth above, if applicable); provided, however, that if the Reference Banks and any such replacement banks are not providing quotations in the manner described above, the Settlement Rate will be the Settlement Rate determined as of the preceding Rate Calculation Date.

“Significant Subsidiary” of any Person means any Subsidiary, including its subsidiaries, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against U.S. Dollars as published in The Wall Street Journal on the Business Day immediately preceding the date of determination or, if that rate is not available in that publication, as determined in any publicly available source of similar market data.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person, provided, however, that (i) none of Raízen Energia S.A. or any of its subsidiaries shall be a Subsidiary unless the Guarantor owns, directly or indirectly, more than 51% of the Voting Stock of that entity; and (ii) none of Raízen Combustíveis S.A. or any of its subsidiaries shall be a Subsidiary unless the Guarantor owns, directly or indirectly, more than 51% of the Voting Stock of that entity.

“Substantially Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary at least 90% of the outstanding Capital Stock of which (other than director’s or other similar qualifying shares) is owned by the Guarantor or one or more Wholly Owned Subsidiaries (or a combination thereof) of the Guarantor.

“Suspension Date” has the meaning assigned to such term in Section 4.21.

 “Suspension Period” has the meaning assigned to such term in Section 4.21.

“Total Consolidated Assets” means the total amount of consolidated assets of the Guarantor and its Restricted Subsidiaries, plus the total amount of consolidated assets of Radar Propriedades Agrícolas S.A. and its Subsidiaries (to the extent the results of operations of such entities are consolidated by the Guarantor) and the Guarantor’s proportionate equity interest in the total amount of the consolidated assets of Raízen Energia S.A. and Raízen Combustíveis S.A. and their respective Subsidiaries, in each case determined in accordance with IFRS.

“Transfer Agent” means Deutsche Bank Trust Company Americas or such other transfer agent as the Guarantor shall appoint.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Guarantor (other than the Company) that at the time of determination shall be designated an Unrestricted Subsidiary by the management of the Guarantor in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The management of the Guarantor may designate any Restricted Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor) to be an Unrestricted Subsidiary pursuant to clause (1) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(a)           the Subsidiary to be so designated has total consolidated assets of U.S.$1,000 or less; or

(b)           if such Subsidiary has consolidated assets greater than U.S.$1,000, then such designation and Investment (treating such designation as an Investment in an Unrestricted Subsidiary at the time of designation) would be permitted under  Section 4.08.

The management of the Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(i)           such designation shall be deemed an Incurrence of Debt by a Restricted Subsidiary and such designation shall only be permitted if such Debt is permitted under Section 4.07; and

(ii)           no Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (1) above, by the management of the Guarantor shall be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.  On the Issue Date, there will be no Unrestricted Subsidiary of the Guarantor.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A

“U.S. Government Obligations” means obligations issued, directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s or other similar qualifying shares) is owned by the Guarantor and one or more Wholly Owned Subsidiaries (or a combination thereof).

Section 1.02          Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)           all references to “U.S. Dollars”, “U.S.$” and “$” shall mean the lawful currency of the United States of America;

(e)           all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(f)           references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(g)           references to the Guarantor and its Subsidiaries on a consolidated basis shall be deemed to include the Guarantor; and

(h)           in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Guarantor may classify such transaction as it, in its sole discretion, determines.

Section 1.03          Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04          Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

ARTICLE 2
THE NOTES

Section 2.01         Form, Dating and Denominations; Legends.  (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Guarantor is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in denominations of R$300,000 in principal amount and any multiple of R$1,000 in excess thereof.

(b)           (i)            Except as otherwise provided in paragraph (c) below or Section 2.09(b)(iv), each Initial Note or Additional Note will bear the Restricted Legend.

(ii)           Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend or a similar legend of a Depositary other than DTC if DTC is not the Depositary.

(iii)          Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided herein.

(iv)         Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Guarantor to the Trustee in writing, Initial Notes offered and sold in reliance on Rule 144A and/or Regulation S may be issued, in the form of Certificated Notes.

(c)           If the Guarantor determines (upon the advice of counsel and such other certifications and evidence as the Guarantor may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Guarantor may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)           By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Each Global Note shall be dated the date of its authentication.  Each Certificated Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

Section 2.02          Execution and Authentication; Additional Notes.  (b) An Officer of the Guarantor shall execute the Notes for the Guarantor by facsimile or manual signature in the name and on behalf of the Guarantor.  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b)           A Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent, upon receipt of an Officers’ Certificate directing authentication, (manually) signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(c)           At any time and from time to time after the execution and delivery of this Indenture, the Guarantor may deliver Notes executed by the Company to the Trustee or the Authenticating Agent for authentication.  The Trustee or the Authenticating Agent will authenticate and deliver:

(i)            Notes for original issue in the aggregate principal amount not to exceed R$500,000,000; and

(ii)          Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, which Additional Notes will be treated as a single class with the Initial Notes issued under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if the Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number;

after the following conditions have been met:

(A)           Receipt by the Trustee of an Officers’ Certificate specifying:

(1)           the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(2)           whether the Notes are to be Initial Notes or Additional Notes;

(3)           in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(4)           whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(5)           other information the Company may determine to include or the Trustee may reasonably request.

(B)           Receipt by the Trustee of an Opinion that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.03         Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (c) The Company may appoint one or more Registrars and one or more Transfer Agents or Paying Agents, and the Trustee may appoint, with a copy of any such appointment to the Company, an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by the Authenticating Agent will be deemed to be references to the Authenticating Agent.  The terms “Transfer Agent” and “Paying Agent” include any additional Transfer Agent or Paying Agent, as the case may be.  The term “Registrar” includes any co-Registrar.  The Company and the Trustee will enter into an appropriate agreement with the Authenticating Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Authenticating Agent and the related rights.  The Registrar shall provide to the Company and the Trustee, if the Trustee is not the Registrar, a current copy of the Register from time to time upon written request of the Company or the Trustee, as the case may be.  The Company hereby appoints upon the terms and subject to the conditions herein set forth Deutsche Bank Trust Company Americas as Trustee, Registrar, Principal Paying Agent, Transfer Agent and Calculation Agent and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent.  If, and for so long as, the Notes are listed on the Official List of the Luxembourg Stock Exchange and its rules so require, the Company will publish a notice of any change of Paying Agent in the Luxemburger Wort or another leading daily a newspaper having a general circulation in Luxembourg.

(b)           The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the written request of the Company provided a reasonable amount of time prior to such inspection.  Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced.  In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof.  In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled.  Each Transfer Agent shall notify the Registrar of any transfers or exchanges of Notes effected by it.  The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 14 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(c)           All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the Registrar, the relevant Transfer Agent or Paying Agent or the Trustee, as the case may be.  Each Registrar, Paying Agent and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee.  The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall promptly deliver a certificate of destruction to the Company.

(d)           The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

(e)           By 10:00 A.M. New York time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit with the Principal Paying Agent in immediately available funds a sum in U.S. Dollars sufficient to pay such principal and interest when so becoming due (including any Additional Amounts).  The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, request the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed, whereupon the Paying Agent shall comply with such request and shall have no further liability for the money so paid over to the Trustee.

Section 2.04         Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate, upon provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.  Each Note authenticated and delivered in exchange for or in lieu of any such mutilated, defaced, destroyed, stolen or lost Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Section 2.05          Outstanding Notes.  (d) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i)            Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)           any Note which has been replaced or paid pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(iii)          on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due thereunder.

(b)           A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes in respect of which a Responsible Officer of the Trustee has received written notice from the Company that such Notes are so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06         Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07          Cancellation.  The Company at any time may, but shall not be obligated to, deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar, Transfer Agent or Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08          CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase.  The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

Section 2.09         Registration, Transfer and Exchange.  (e) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.  Upon written request from the Company, the Registrar shall provide the Company with a copy of the Register to enable it to maintain a register of the Notes at its registered office.

(b)           (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)           Each Global Note will be delivered to the Trustee as custodian for the DTC.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii)          Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary or its nominee, as the case may be, shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)          If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request therefor from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary in writing, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(c)           Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)           A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Registrar will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for the purpose; provided that:

(x)           no transfer or exchange will be effective until it is registered in such Register, and

(y)          the Trustee will not be required (i) to issue or cause the registration of the transfer of or exchange of any Note for a period of 14 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

Upon written request from the issuer, the Trustee shall provide the Issuer with a copy of the Register to enable it to maintain a register of the notes at its registered office.

(e)           (ii)  Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)           Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name provided in writing by the Depositary of such transferee or owner, as applicable.

(iii)          Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and credit such increase to the account of the Agent Member at the Depositary as instructed in writing by the Holder of the Certificated Note and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)         Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(v)           Responsibility and Liability for Actions of Depositary.  Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.10          Restrictions on Transfer and Exchange.  (f) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to cause the registration of any requested transfer or exchange that does not comply with the preceding sentence.

(b)           Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(1)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)           No certification is required.

(2)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Regulation S Certificate, or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)           The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(c)           No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate.  Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)           The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

Section 2.11          Open Market Purchases.  The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price.

ARTICLE 3
ADDITIONAL AMOUNTS; REDEMPTION

Section 3.01          Additional Amounts.  (g) All payments by the Company in respect of the Notes or the Guarantor in respect of a Note Guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which the Company or the Guarantor is organized or is a resident for tax purposes, or any other jurisdiction through which any payments under the notes are made by or on behalf of the Company, or any political subdivision or authority thereof or therein having power to tax (a “Relevant Jurisdiction”), unless the Company or the Guarantor is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantor will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”).

No such Additional Amounts shall be payable:

(i)            to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and the Relevant Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii)           in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii)          where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000;

(iv)          to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction, if (1) compliance is required by the Relevant Jurisdiction, as a precondition to, exemption from, or reduction in the rate of, the tax, duty, assessment or other governmental charge and (2) the Company has given the Holders or such third party, as applicable, at least 30 days’ notice that they will be required to provide such certification, identification or other requirement;

(v)           in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, duty, assessment or governmental charge;

(vi)          in respect of any tax, duty, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantor in respect of claims made against the Company or the Guarantor; or

(vii)        in respect of any combination of the above.

(b)           No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.  The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation.  Except as specifically provided above, neither the Company nor the Guarantor shall be required to make a payment with respect to any tax, duty, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(c)           In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

(d)           Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guarantee by the Guarantor will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.  The foregoing obligation will survive termination or discharge of this Indenture.

Section 3.02         Redemption for Taxation Reasons.  If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Relevant Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes (or in the case of a successor on or after the date a successor assumes the obligations under the Notes), (i) the Company or any successor has or will become obligated to pay any Additional Amounts in excess of the Additional Amounts the Company or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 0% (or in the case of a successor the rate of withholding in the jurisdiction of any successor to the Company on the date such successor replaces the Company) or (ii) Guarantor or any successor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts Guarantor or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., countries which do not impose any income tax or which impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the rates in (i) and (ii), the “Minimum Withholding Level”), as a result of the taxes, duties, assessments and other governmental charges described above, the Company, the Guarantor or any such successor may, at its option, redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, upon publication of irrevocable notice of redemption not less than 30 days nor more than 90 days prior to the date fixed for redemption.  No notice of such redemption may be given earlier than 90 days prior to the earliest date on which such Additional Amounts would first be paid were a payment then due.  Notwithstanding the foregoing, the Company, the Guarantor or any successor shall not have the right to so redeem the Notes unless:  (i) it or the Guarantor, as the case may be, has taken reasonable measures to avoid the obligation to pay Additional Amounts (provided, however, for this purpose reasonable measures shall not include the Company, the Guarantor or any successor moving or changing jurisdiction); and (ii) it or the Guarantor, as the case may be, has complied with all necessary regulations to legally effect such redemption.

Section 3.03         Method, Effect and Notice of Redemption.  The election of the Company or the Guarantor for the Company to redeem the Notes pursuant to Section 3.02 shall be evidenced by a Board Resolution.  In case of any redemption of Notes at the election of the Company, the Company shall, at least 75 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.  In the event that the Company or the Guarantor or any successor elects for the Company to so redeem the Notes, it will deliver to the Trustee:  (i) a certificate, signed in the name of the Company by any two of its Officers or by its attorney-in-fact in accordance with its bylaws or those of any successor, as the case may be, stating that the Company, the Guarantor, or any successor, as the case may be, is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company, the Guarantor or any successor, as the case may be, to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company or any successor or the Guarantor or any successor thereto has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company, the Guarantor or any successor cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Company, the Guarantor or any successor to effect the redemption have been complied with.  In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Notes are listed or if such securities exchange has no requirement governing redemption or the Notes are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of Notes issued in global form, in accordance with the procedures of DTC).  If Notes are redeemed in part, the remaining outstanding principal amount (including any additional Notes, but excluding any Notes held by the Company or any of its Affiliates) must be at least equal to U.S.$100.0 million.  A new Note in a principal amount equal to the unredeemed portion thereof, if any, will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).

Section 3.04          Notice of Redemption by the Company.  In the case of redemption of Notes pursuant to Section 3.02, notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address or otherwise in accordance with the procedures of the DTC and such notice shall be irrevocable. If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed.  For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange for trading on the Global Exchange Market and the rules of the exchange require, the Company will cause notices of redemption to also be published in English on the Luxembourg Stock Exchange website.

Section 3.05          Additional Redemption Procedures.

In addition to the requirements set forth in Sections 3.03 and 3.04 with respect to a notice of redemption, the notice shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          the name and address of the Paying Agents;

(iv)         that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(v)          that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vi)         the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(vii)        the CUSIP or ISIN number, if any.

At the Company’s election and at its written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 75 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and providing the form of such notice in such notice.

Section 3.06         Deposit of Redemption Price.  By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Principal Paying Agent U.S. Dollars in immediately available funds sufficient to pay the Redemption Price of and accrued interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the Redemption Date for cancellation.  The Company shall require the bank through which such payment is to be made to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

Section 3.07         Effect of Notice of Redemption.  Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.  Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

Section 3.08         Offer to Purchase.  (h) An “Offer to Purchase” means an offer by the Company or the Guarantor to purchase Notes as required by this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders, at the address for each Holder appearing in the Register maintained by the Registrar (and, if the Notes are then listed on the Official List of the Luxembourg Stock Exchange and its rules so require, the Company or the Guarantor, as applicable, will publish a notice in a newspaper having a general circulation in Luxembourg).  The Company or the Guarantor, as applicable, will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or the Guarantor, as applicable or, at the Company’s or the Guarantor’s written request, by the Trustee in the name and at the expense of the Company or the Guarantor, as applicable.

(b)           The offer must include or state the following as to the terms of the Offer to Purchase:

(i)            the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)           the aggregate principal amount of the outstanding Notes offered to be purchased by the Company or the Guarantor pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(iii)          the purchase price, including the portion thereof representing accrued interest;

(iv)         an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(v)           information concerning the business of the Guarantor and its Restricted Subsidiaries which the Company or the Guarantor in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A)           the most recent annual and quarterly financial statements of the Guarantor;

(B)           a description of any material developments in the Guarantor’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase); and

(C)           if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

(vi)         a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of R$1,000 principal amount and if such Holder tenders in part that portion not tendered is equal to an authorized denomination;

(vii)         the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(viii)       each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(ix)          interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(x)           on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(xi)          Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(xii)         if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company or the Guarantor, as applicable, will purchase all such Notes, and (y) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company or the Guarantor, as applicable, will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that if all of a Holder’s Notes are not purchased by the Company or the Guarantor, as applicable, only Notes with minimum denominations of R$300,000 and in multiples of R$1,000 principal amount in excess thereof will remain unpurchased by the Company or the Guarantor, as applicable, from each Holder;

(xiii)        if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xiv)        if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)           Prior to the purchase date, the Company or the Guarantor, as applicable, will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted, together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)           The Company or the Guarantor, as applicable, will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.  Further to the foregoing, to the extent that the provisions of any securities laws or regulations conflict with this Section 3.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.08 by virtue thereof.

(e)           In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept an Offer to Purchase and the Company or a third party purchases all the Notes held by such Holders, the Company will have the right, on not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Offer to Purchase plus, to the extent not included in the Offer to Purchase payment, accrued and unpaid interest and additional amounts, if any, on the Notes that remain outstanding, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(f)           The Company will timely repay Debt or obtain consents all as necessary under this Indenture, or terminate, any agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to this Indenture.

(g)           Each of the Company and the Guarantor will obtain all necessary consents and regulatory approvals under the laws of the Relevant Jurisdiction prior to making any Offer to Purchase.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Principal and Interest under the Notes.  (i) The Company agrees to pay the principal of and interest (including, without limitation, any Additional Amounts) on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 10:00 A.M. (New York City time) on the Business Day (solely in New York City) immediately prior to the due date of any principal of or interest on any Notes, or any Redemption Price or purchase price of the Notes, the Company will deposit with the Principal Paying Agent money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as a Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.

(b)           An installment of principal, interest or Additional Amounts will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay such principal, interest or Additional Amounts.  If the Company or any Affiliate of the Company acts as a Paying Agent, an installment of principal, interest or Additional Amounts will be considered paid on the due date only if paid to the Holders.

(c)           The Company agrees to pay interest on overdue principal, and to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes (1% per annum in excess of the rate per annum borne by the Notes).

(d)           Payments in respect of the Notes represented by the Global Notes (including principal, interest and Additional Amounts, if any) shall be made by wire transfer of immediately available funds in U.S. dollars or such other coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts, as calculated by the Calculation Agent by converting applicable reais amounts into U.S. dollars at the Settlement Rate on the applicable Rate Calculation Date, to the accounts specified by the Depositary, as the Holder of the Global Notes.  With respect to Certificated Notes all payments shall be payable by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02          Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, the City of New York, and in each place of payment for the Notes an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.  At any time that the Notes are listed on the Official List of the Luxembourg Stock Exchange, the Company will maintain an office or agent in Luxembourg to serve as Paying Agent.  The Company initially designates Deutsche Bank Luxembourg S.A., as the Luxembourg Transfer Agent and Luxembourg Paying Agent.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03         Maintenance of Corporate Existence.  The Guarantor shall and shall cause each of its Restricted Subsidiaries to preserve and maintain in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Guarantor and each Subsidiary, provided, that the Guarantor is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the Guarantor and its Subsidiaries taken as a whole; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 4.14 or Article 5.

Section 4.04         Payment of Taxes and other Claims.  The Guarantor shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge, before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Restricted Subsidiary, its income or profits or property, or that may be due in reason of its business and activities and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Guarantor or any Restricted Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent the Guarantor determines is required under IFRS.

Section 4.05         Compliance with Applicable Laws.  The Guarantor shall, and shall cause any Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a (i) any material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Guarantor, its Restricted Subsidiaries, Raízen Energia S.A. and Raízen Combustíveis S.A. taken as a whole and (ii) any material adverse effect on the ability of the Company or the Guarantor to perform its respective obligations under this Indenture.

Section 4.06         Maintenance of Properties.  The Guarantor will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Guarantor may be necessary so that the business of the Guarantor and its Restricted Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Guarantor or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole, and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.

Section 4.07         Limitation on Debt and Disqualified Stock.  (j) The Guarantor:

(i)            will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(ii)           will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock (other than Disqualified Stock of Restricted Subsidiaries held by the Guarantor or a Restricted Subsidiary, so long as it is so held);

provided that the Guarantor or any of its Restricted Subsidiaries may Incur Debt and Disqualified Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and the application of the proceeds therefrom, the Net Debt to EBITDA Ratio shall not exceed 3.5.

(b)           Notwithstanding the foregoing, the Guarantor, and to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(i)            Debt of the Guarantor or a Restricted Subsidiary so long as such Debt continues to be owed to the Guarantor or a Restricted Subsidiary and which, if the obligor is the Guarantor, is subordinated in right of payment to the Notes; provided that any Debt owed to the Guarantor pursuant to this clause will not be so subordinated;

(ii)           Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of the Guarantor pursuant to the Note Guarantee (including any Additional Notes);

(iii)          Debt of the Guarantor or a Restricted Subsidiary (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that:

(A)           in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B)           the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(C)           Debt Incurred pursuant to clauses (i), (iv), (v), (ix), (x), (xi), (xiii), (xiv) and (xv) of Section 4.07 may not be refinanced pursuant to this clause;

(iv)         Hedging Agreements of the Guarantor or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of the Guarantor and its Restricted Subsidiaries and not for speculation;

(v)          Debt of the Guarantor or any Restricted Subsidiary with respect to letters of credit and bankers’ acceptances, deposits, promissory notes, self-insurance obligations, performance, customs, bid, surety, appeal or similar bonds, completion guarantees, in each case issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds;

(vi)         Acquired Debt, provided that after giving effect to the Incurrence thereof, the Guarantor (i) could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section Section 4.07(a) or (ii) would not have a greater Net Debt to EBITDA Ratio then immediately prior to giving effect to the Incurrence of such Acquired Debt;

(vii)        Debt of the Guarantor or any Restricted Subsidiary outstanding on the Issue Date;

(viii)        Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Guarantor (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Guarantor); provided, however, that on the date that such Restricted Subsidiary is acquired by the Guarantor, the Guarantor (i) would have been able to Incur U.S.$1.00 of additional Debt pursuant to paragraph (a) above or (ii) would not have a greater Net Debt to EBITDA Ratio then immediately prior to giving effect to the Incurrence of such Debt;

(ix)          Debt of the Guarantor or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Guarantor or any Restricted Subsidiary thereof in connection with such disposition, provided that such Debt is not reflected on the balance sheet of the Guarantor or any Restricted Subsidiary;

(x)           Debt of the Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five Business Days of its Incurrence;

(xi)          Debt of the Guarantor or any Restricted Subsidiary constituting letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof; provided that, upon the drawing upon such letters of credit, such obligations are reimbursed in full within 30 days following such drawing;

(xii)         Debt of the Guarantor or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture;

(xiii)        Debt of the Guarantor or any Restricted Subsidiary for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business;

(xiv)        Debt of the Guarantor or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(xv)         Debt with respect to reimbursement type obligations regarding workers’ compensation claims and Debt and other obligations in respect of deferred compensation of employees Incurred in the ordinary course of business; and

(xvi)        Debt of the Guarantor or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of (i) U.S.$750.0 million (or the equivalent thereof at the time of the determination) and (ii) 4.0% of the Guarantor’s Total Consolidated Assets.

(c)           Notwithstanding anything to the contrary in this Section, the maximum amount of Debt that the Guarantor and its Restricted Subsidiaries may Incur pursuant to this Section shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

(d)           For purposes of determining compliance with this Section, in the event that any proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) of Section Section 4.07(b), or is entitled to be Incurred pursuant to Section 4.07(a), the Guarantor and its Restricted Subsidiaries will be permitted to classify such item of Debt at the time of its Incurrence in any manner that complies with this Section or to later reclassify all or a portion of such item of Debt.

(e)           The Guarantor may not Incur any Debt that is subordinate in right of payment to other Debt of the Guarantor unless such Debt is also subordinate in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms.

(f)           The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Equity Interests in the form of additional Disqualified Equity Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this covenant; provided that any such outstanding additional Debt or Disqualified Equity Interests paid in respect of Debt Incurred pursuant to any provision of paragraph (b) above will be counted as Debt outstanding for purposes of any future Incurrence of Debt pursuant to paragraph (a) above.

(g)           For the purposes of determining the Net Debt to EBITDA Ratio in paragraph (a) above, the U.S. dollar-equivalent principal amount of Debt denominated in a non-U.S. currency or the Brazilian-reais equivalent principal amount of Debt denominated in a non-Brazilian currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence to the extent the Debt was hedged for foreign exchange rate fluctuations.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a non U.S. currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a non U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced.  The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Debt is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.

Section 4.08         Limitation on Restricted Payments.  (a) The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses of this Section 4.08 being collectively “Restricted Payments”):

(i)           declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Guarantor’s Qualified Equity Interests) held by Persons other than the Guarantor or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary has shareholders other than the Guarantor or any other Restricted Subsidiary, to its shareholders on a pro rata basis);

(ii)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Guarantor held by Persons other than the Guarantor or any of its Restricted Subsidiaries; or

(iii)         repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt except a payment of interest or principal at Stated Maturity;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)           no Event of Default has occurred and is continuing,

(B)           the Guarantor could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.07(a), and

(C)           the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to Section 4.08(d), exceed the sum of

(1)           50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on January 1, 2013 and ending on the last day of the Guarantor’s most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to this Indenture, plus

(2)           subject to Section 4.08(c), the aggregate net cash proceeds received by the Guarantor (other than from a Restricted Subsidiary) after the Issue Date:

(a)           from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Guarantor, or

(b)           as a contribution to its common equity, plus

(3)           the cash return, after the Issue Date and prior to the date of such Restricted Payment, on any Investment made after the Issue Date pursuant to Section 4.08(a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made; plus

(4)           the amount by which Debt of the Guarantor or any of its Restricted Subsidiaries is reduced on the Guarantor’s balance sheet or the balance sheet of such Restricted Subsidiary, in each case, upon the conversion or exchange (including by means of a subscription) (other than by the Guarantor or any of its Restricted Subsidiaries) subsequent to the Issue Date of any such Debt for Equity Interests (other than Disqualified Equity Interests) of the Guarantor (less the amount of any cash or the fair market value of any other property distributed by the Guarantor or any of its Restricted Subsidiaries upon such conversion or exchange).

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.

(b)           Section 4.08(a) will not prohibit the declaration and payment of mandatory dividends, in an amount equivalent to not more than 25% of the Guarantor’s adjusted Net Income (as defined under Brazilian corporate law and the Guarantor’s bylaws), provided that the payment of such amounts is in compliance with the Brazilian corporate law and the Guarantor’s bylaws and that the Guarantor’s Board of Directors, with the approval of its fiscal council, if in existence at such time, has not reported to the general shareholders’ meeting that the distribution would not be advisable given the financial condition of the Guarantor or its Restricted Subsidiary.

(c)           The foregoing will not prohibit:

(i)            the payment of any dividend after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.08(a);

(ii)           dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Guarantor, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Guarantor;

(iii)          the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt

(iv)         the declaration or payment of dividends or any distribution or the purchase, redemption, acquisition or retirement of any Equity Interests in connection with any corporate reorganization or delisting transaction involving the public shareholders of Cosan Limited, provided that immediately following such declaration, payment, distribution, purchase, redemption, acquisition or retirement, the Guarantor could Incur at least U.S.$1.00 of Debt under the Net Debt to EBITDA Ratio test set forth in Section 4.07(a);

(v)          the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Guarantor in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Guarantor or of a cash contribution to the common equity of the Guarantor;

(vi)         the declaration and payment of any dividend or interest on outstanding capital payable with respect to periods prior to January 1, 2013 up to a maximum amount of the lesser of (i) 50.0% of the aggregate amount of the Consolidated Net Income accrued on a cumulative basis during the period, taken as one accounting period, beginning on April 1, 2012 and ending on January 1, 2013 and (ii) R$250.0 million;

(vii)        the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Guarantor in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of the Guarantor or of a cash contribution to the common equity of the Guarantor;

(viii)       the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Guarantor in connection with the Guarantor’s share repurchase program for the repurchase of up to R$250.0 million in shares of the Guarantor’s Capital Stock; and

(ix)          in addition to the foregoing Restricted Payments in clauses (i) through (viii), Restricted Payments in an amount not to exceed the greater of U.S.$75.0 million (or the equivalent thereof at the time of determination);

provided that, in the case of clause (vi) no Event of Default has occurred and is continuing or would occur as a result thereof.

(d)           Restricted Payments permitted pursuant to only clauses (ii), (iii), (iv), (v), (vi), (vii) and (ix) of Section 4.08(c) will not be included in making the calculations under clause (iii) of Section 4.08(a).

(e)           Not later than the date of making any Restricted Payment relying on clause (iii) of Section 4.08(a), the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were made.

Section 4.09          Limitation on Transfer of the Company’s Voting Stock.  The Guarantor shall continue to own, directly or indirectly, a majority of the Voting Stock of the Company.

Section 4.10          Limitation on Liens.  The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever (other than Permitted Liens) on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, in each case securing any Debt, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured, except that the foregoing provisions shall not apply to Liens which secure only Debt owing by any Restricted Subsidiary to the Guarantor and/or by the Guarantor to one or more Restricted Subsidiaries.

Section 4.11          Limitation on Sale and Leaseback Transactions.  The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless the Guarantor or such Restricted Subsidiary would be entitled to:

(a)           Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.07; and

(b)           create a Lien on such Property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.10,

in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.

Section 4.12          Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)           Except as provided in Section 4.12(b), the Guarantor will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i)            pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary,

(ii)           pay any Debt or other obligation owed to the Guarantor or any other Restricted Subsidiary,

(iii)          make loans or advances to the Guarantor or any other Restricted Subsidiary, or

(iv)          transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

(b)           The provisions of Section 4.12(a) do not apply to any encumbrances or restrictions:

(i)            existing on the Issue Date as provided for in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(ii)          existing under or by reason of applicable law;

(iii)          existing with respect to any Person, or to the Property of such Person, at the time the Person or the Property is acquired by the Guarantor or any Restricted Subsidiary,

which encumbrances or restrictions:  (A) are not applicable to any other Person or the Property of any other Person; and (B) were not put in place in anticipation of such event, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Holders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(iv)          of the type described in Section 4.12(a)(iv) arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease or license or (B) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any Property of, the Guarantor or any Restricted Subsidiary;

(v)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property of, the Restricted Subsidiary that is permitted by Section 4.14;

(vi)          with respect to a Restricted Subsidiary and imposed by any agreement governing Debt of any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.07; provided that the encumbrance or restriction is customary in comparable transactions and will not materially affect the Company’s or the Guarantor’s ability to pay interest or principal, when due, on the Notes;

(vii)         with respect to a Restricted Subsidiary and imposed pursuant to a customary provision in a joint venture, asset sale, or stock sale agreements or other similar agreement with respect to such Restricted Subsidiary that was entered into in the ordinary course of business;

(viii)       imposed by the standard loan documentation in connection with loans from (a) Banco Nacional de Desenvolvimento Econômico e Social–BNDES, or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank or government-sponsored agency, government-sponsored agency to any Restricted Subsidiary;

(ix)          with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of, or amendment or modification to, an agreement referred to in clauses (i) or (iii) above (or Debt Incurred pursuant to such agreement) or this clause (ix), provided, however, that such encumbrances or restrictions are no less favorable, in any material respect, taken as a whole, to the holders of the notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (iii) above on the Issue Date or the date of acquisition of such Person, property or assets, as applicable; or

(x)           required pursuant to this Indenture.

Section 4.13          Repurchase of Notes Upon a Change of Control.  (k) Not later than 30 days following a Change of Control that results in a Rating Decline, the Company shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

Section 4.14          Limitation on Asset Sales. (l) The Guarantor will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(i)           The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.

(ii)          At least 75% of the consideration consists of cash or Cash Equivalents.  (For purposes of this clause (ii), the assumption by the purchasers of Debt or other obligations (other than Subordinated Debt) of the Guarantor or a Restricted Subsidiary pursuant to a customary novation agreement, and instruments or securities received from the purchasers that are promptly, but in any event within 90 days of the closing, converted by the Guarantor to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

(iii)          Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used (each a, “Permitted Reinvestment”):

(A)           to permanently repay Debt other than Subordinated Debt of the Guarantor or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Guarantor or any Restricted Subsidiary,

(B)           to acquire or invest in (or within such 360-day period in this clause (3) the Guarantor’s Board of Directors shall have made a good faith determination to acquire or invest, which acquisition or investment shall be consummated prior to the second anniversary of such Asset Sale) (i) all or substantially all of the assets of a Permitted Business, (ii) a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business or (iii) a Permitted Business Investment; or

(C)           to acquire Productive Assets for the Guarantor or any of its Restricted Subsidiaries;

provided that pending the final application of any such Net Cash Proceeds in accordance with this clause (iii), the Guarantor or such Restricted Subsidiary may temporarily reduce Debt or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.

(iv)         Notwithstanding clauses (i)-(iii) above, the Guarantor and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent:

(A)           at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

(B)           the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

provided that any consideration not constituting Productive Assets received by the Guarantor or any Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this clause shall be applied (in the case of cash, Cash Equivalents and Marketable Securities within 360 days after the receipt thereof) in accordance with Section 4.14(a)(iii) above.

(v)           The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.14(a)(iii) within 360 days of the Asset Sale constitute “Excess Proceeds.”  Excess Proceeds of less than U.S.$50.0 million (or the equivalent thereof at the time of determination) will be carried forward and accumulated.  When accumulated Excess Proceeds equals or exceeds such amount, the Guarantor must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(A)           accumulated Excess Proceeds, multiplied by

(B)           a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest U.S.$1,000.

The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase.  If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Guarantor will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of R$1,000 principal amount will be purchased, provided that after a purchase from a Holder in part, such Holder shall hold R$300,000 in principal amount of Notes or a multiple of R$1,000 in excess thereof.  The Guarantor shall obtain all necessary consents and approvals from the Central Bank of Brazil for the remittance of funds outside Brazil prior to making any Offer to Purchase.  Any failure to obtain such consents and approvals will constitute an Event of Default.  Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

Section 4.15          Limitation on Transactions with Shareholders and Affiliates.  (m) The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any of its shareholders holding 10% or more of any class of Capital Stock of the Guarantor or (y) any Affiliate of the Guarantor or any Restricted Subsidiary (a “Related Party Transaction”), except upon terms no less favorable to the Guarantor or the Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Guarantor.

(b)           In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of U.S.$20.0 million (or the equivalent thereof at the time of determination), the Guarantor must first deliver to the Trustee a certificate from the Guarantor’s Chief Financial Officer or Chief Executive Officer to the effect that such transaction or series of related transactions are on terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of this Indenture.

(c)           The foregoing paragraphs of this Section 4.14 do not apply to

(i)           any transaction between the Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries and the Guarantor (in each case, including Radar Propriedades Agrícolas S.A. and its Subsidiaries (only to the extent the results of operations of such entity is consolidated by the Guarantor);

(ii)           the payment of reasonable and customary regular fees to directors of the Guarantor who are not employees of the Guarantor;

(iii)          any Restricted Payments described in Section 4.08(i) or Section 4.08(a)(i) if permitted by that covenant;

(iv)          any issuance or sale of Equity Interests (other than Disqualified Stock);

(v)           transactions or payments pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(vi)           transactions pursuant to agreements in effect on the Issue Date and described in the Offering Memorandum, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Guarantor and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(vii)         any Sale Leaseback Transaction otherwise permitted under Section 4.11 if such transaction is on market terms;

(viii)        any advance, loan or other extension of credit (or guarantee thereof) in connection with the use of the proceeds of the Notes (including any Additional Notes) as well as additional loans outstanding from the Guarantor or any of its Restricted Subsidiaries to an Affiliate to the extent that any such advance, loan or other extension of credit (i) has a Stated Maturity that is prior to the Stated Maturity of the Notes and (ii) is on market terms;

(ix)           (A) transactions with customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and on market terms, or (B) transactions with joint ventures or other similar arrangements entered into in the ordinary course of business, on market terms and consistent with past practice or industry norms;

(x)           the Joint Venture and any transactions or provision of services related thereto; and

(xi)           the provision of administrative services to any joint venture or Unrestricted Subsidiary on substantially the same terms provided to or by Restricted Subsidiaries.

Section 4.16          Maintenance of Books and Records.  The Guarantor shall keep, and shall cause any Restricted Subsidiary to keep, proper books of record and account in which, true and correct entries, in all material respects, shall be made of dealings and transactions in relation to its business and activities.

Section 4.17          Reports to the Trustee

(a)           The Guarantor will provide the Trustee with the following reports (and will also provide the trustee with sufficient copies, as required, of the following reports referred to in clauses (i), (iii) and (iv) below for distribution, at their expense, to all Holders of Notes):

(i)           an English language version of its annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;

(ii)           an English language version of its unaudited quarterly financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(iii)           simultaneously with the delivery of the financial statements referred to in clause (1) above, an officers’ certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

(iv)           without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Guarantor with the Luxembourg Stock Exchange or any other stock exchange on which the notes may be listed (in each case, to the extent that any such report or notice is generally available to its security holders or the public in Brazil); and

(v)           as soon as practicable and in any event within 30 calendar days after any director or executive officer of the Company or the Guarantor becomes aware of the existence of a Default or Event of Default, an officers’ certificate setting forth the details thereof and the action which the Company or the Guarantor is taking or proposes to take with respect thereto.

(b)           If the Guarantor makes available the reports described in clauses (i) or (ii) or (iv) on the Guarantor’s website and notifies the trustee in writing thereof, it will be deemed to have satisfied the reporting requirement set forth therein.

(c)           For so long as the Notes are “restricted securities” within the meaning of Rule 144A(a)(3) under the Securities Act, the Guarantor will furnish upon request to any Holder of a Note, or to any prospective purchasers designated by such Holder of Notes, financial and other information described in paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) with respect to the Company and the Guarantor.

(d)           Delivery of the above reports to the Trustee and the Paying Agent is for informational purposes only and the Trustee’s and the Paying Agent’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantor’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.18          Ranking.  Each of the Company and the Guarantor shall ensure that its respective obligations under this Indenture, the Notes and the Note Guarantee will at all times constitute direct and unconditional obligations of the Company or the Guarantor, ranking at all times at least pari passu in priority of payment, in right of security and in all other respects among themselves and with all other Debt of such Person, except to the extent any such other Debt ranks above such obligations by reason of Liens permitted under Section 4.10.

Section 4.19          Limitations and Restrictions on the Company

(a)           The Company shall not engage in any business except for (i) the issuance, sale, redemption, repurchase or defeasance of the Notes, Additional Notes and any other Debt not otherwise prohibited for the Guarantor by this Indenture and any activities incidentally related thereto; (ii) the entering into Affiliate loans and cash management transactions, including import and export financing transactions and any activities reasonably related thereto; (iii) the entering into Hedging Agreements not for speculation; and (iv) as required by law;

(b)           The Company shall not create, assume, Incur or suffer to exist any Lien upon any properties or assets whatsoever, except for any liens permitted under Section 4.10; and

(c)           The Company shall not enter into any consolidation, merger, amalgamation, or other form of combination with any Person except for a Substantially-Wholly Owned Restricted Subsidiary that assumes the obligations under the Notes and this Indenture (to the extent the Company is not the surviving entity).

Section 4.20          Paying Agent and Transfer Agent

(a)           The Company agrees, for the benefit of the Holders from time to time of the Notes, that, until all of the Notes are no longer outstanding or until moneys for the payment of all of the principal of and interest on all Notes (and Additional Amounts, if any) shall have been made available at an office of the Principal Paying Agent, and shall have been returned to the Company as provided herein, whichever occurs earlier, there shall at all times be a Principal Paying Agent and Transfer Agent hereunder.  The Principal Paying Agent and the Transfer Agent shall have the powers and authority granted to and conferred upon them herein and in the Notes.

(b)           The Company hereby initially appoints the Paying Agents and Transfer Agent defined in this Indenture as such.  The Principal Paying Agent shall arrange with the Paying Agents for the payment, from funds furnished by the Company to the Principal Paying Agent pursuant to this Indenture, of the principal of and interest on the Notes (and Additional Amounts, if any, with respect to the Notes).

Section 4.21          Covenant Suspension.  From any date (the “Suspension Date”) and during any time that:

(a)           the Notes have an Investment Grade rating from any two Rating Agencies, and no Event of Default has occurred and is continuing, the Guarantor and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.11, 4.12, 4.14, 4.15 (collectively, the “Suspended Covenants”).

In the event that the Guarantor and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have an Investment Grade Rating from any two Rating Agencies, then the Guarantor and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants.  The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.”  Notwithstanding that the Suspended Covenants may be reinstated, no Event of Default will be deemed to have occurred as a result of a failure to comply with any of the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.07(a) or clauses (i) through (xiv) of Section 4.07(b) (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Debt would not be permitted to be Incurred pursuant to Section 4.07, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.07(b)(vii).  The Company or the Guarantor will give the Trustee prompt written notification upon the occurrence of a covenant suspension or any Reversion Date.

ARTICLE 5
CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

(a)           The Guarantor will not consolidate with or merge with or into, or sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets in one transaction or a series of related transactions, to any Person unless:

(i)           either: (x) the Guarantor is the continuing Person; or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the Federative Republic of Brazil or any political subdivision thereof, the United States of America, any State thereof or the District of Columbia, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date of the Indenture and expressly assumes by supplemental indenture all of the obligations of the Guarantor under the Indenture and the Notes;

(ii)           immediately after giving effect to the transaction, no Event of Default has occurred and is continuing;

(iii)           immediately after giving effect to the transaction on a pro forma basis, the Guarantor or the resulting surviving or transferee Person (i) could Incur at least U.S.$1.00 of Debt under the covenant described in the first paragraph under Section 4.07(a) or (ii) would not have a greater Net Debt to EBITDA Ratio set forth in Section 4.07(a) than immediately prior to giving effect to the transaction; and

(iv)           the Guarantor or the resulting surviving entity, as the case may be, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided that, clauses (ii) and (iii) do not apply to the consolidation or merger of the Guarantor with or into a Substantially Wholly Owned Restricted Subsidiary or the consolidation or merger of a Substantially Wholly Owned Restricted Subsidiary with or into the Guarantor.

(b)           The Guarantor shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons, except to the extent permitted under Section 4.11.

(c)           Notwithstanding the foregoing, this covenant will not apply to any sale, conveyance, transfer, or disposition resulting from the exercise of any put or call options (an “Option Exercise”) by the Guarantor, Shell or any other party to the definitive agreements to the Joint Venture if either (i) such Option Exercise does not result in a Rating Decline or (ii) within 360 days after the receipt of any Net Cash Proceeds from such Option Exercise, the Guarantor or any Subsidiary of the Guarantor uses the Net Cash Proceeds for a Permitted Reinvestment.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01          Events of Default.  An “Event of Default” occurs if:

(a)           the Company defaults in the payment of the principal or any related Additional Amounts, if any, on any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b)           the Company defaults in the payment of interest or any related Additional Amounts, if any, on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c)           the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to the covenants described in Section 4.13 or Section 4.14;

(d)           the Company or the Guarantor, as the case may be, defaults in the performance of or breaches, or fails to cause or any of their Significant Subsidiaries to not default in the performance of or breach, any other of their covenants or agreements in the Indenture or under the Notes (other than those referred to in (a), (b) and (c) above and the default or breach continues for a period of 60 consecutive days after written notice to the Company and/or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(e)           there occurs with respect to any Debt of the Guarantor or any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity having an outstanding principal amount of $75.0 million (or the equivalent thereof at the time of determination) or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)           one or more final and non-appealable judgments or orders for the payment of money are rendered against the Company, the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity and are not paid or discharged, and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or order and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 consecutive days following entry of the final and non-appealable judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed, in either case that causes the aggregate amount for all such final and non-appealable judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$75.0 million or the equivalent thereof at the time of determination (in excess of amounts which the Guarantor’s insurance carriers have agreed to pay under applicable policies or the ExxonMobil Corporation or its Affiliates have agreed to pay under applicable indemnification agreements);

(g)           an involuntary case or other proceeding is commenced against the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or a final order for relief is entered against the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity under relevant bankruptcy laws as now or hereafter in effect and such order is not being contested by the Guarantor or such Significant Subsidiary, such Raízen Significant Entity or such Radar Significant Entity, as the case may be, in good faith or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(h)           the Guarantor any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperação judicial ou extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity or for all or substantially all of the Property of the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (g) or (h) a “bankruptcy default”);

(i)           The Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Guarantor denies or disaffirms its obligations under the Note Guarantee;

(j)           any event occurs that under the laws of the Luxembourg or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (g) or (h); or

(k)           all or substantially all of the undertaking, assets and revenues of the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity is prevented by any such Person from exercising normal control over all or substantially all of the undertaking, assets and revenues of the Guarantor, any of its Significant Subsidiaries, any Raízen Significant Entity or any Radar Significant Entity.

Section 6.02          Acceleration.  (n) If an Event of Default, other than a bankruptcy default with respect to the Company or the Guarantor, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Guarantor (and to the Trustee if the

notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the unpaid principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If a bankruptcy default occurs under Section 6.01, the unpaid principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  In this case, the Guarantor will comply with any and all then applicable regulations of the Central Bank of Brazil for remittance of funds outside of Brazil.

(b)           The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company, the Guarantor and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(i)           all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03          Notices; Other Remedies

(a)           If any Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Event of Default to each Holder within 90 days after it occurs, unless the Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of, or interest on (including any Additional Amounts) any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the best interest of the Holders.

(b)           Except as provided in Section 6.03(a), if an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, and interest on (including any Additional Amounts) the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04          Waiver of Past Defaults.  Except as otherwise provided in Section 6.02, 6.07 or 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against any costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06          Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(a)           the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)           Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute such proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(c)           Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or reasonable and documented expenses (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) to be Incurred in compliance with such request;

(d)           the Trustee within 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such written request.

Section 6.07          Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of, or interest on (including Additional Amounts, if any) its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08         Collection Suit by Trustee.  If an Event of Default in payment of principal, or interest (including any Additional Amounts) specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and its legal counsel and any other amounts due the Trustee hereunder.

Section 6.09         Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses, disbursements and advances of the

Trustee, its agents and its counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or the Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, admistrador judicial, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and its counsel, and any other amounts due the Trustee hereunder.  Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10          Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

(a)           First:  to the Trustee for all amounts due to it hereunder;

(b)           Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

(c)           Third:  to the Company or, to the extent the Trustee collects any amounts from the Guarantor, to the Guarantor or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Guarantor, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates pursuant to Section 6.12, or a suit by Holders of more than 10% in principal amount of the outstanding Notes except for any proceeding brought before a Brazilian court, which case the Holder may be required to post a bond to cover legal fees and court expenses.

Section 6.13          Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15          Waiver of Stay, Extension or Usury Laws.  The Company and the Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.  Each of the Company and the Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01          General

(a)           The duties and responsibilities of the Trustee are as set forth herein.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Section.

(b)           (i) Except during the continuance of an Event of Default, the Trustee needs perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, bad faith or willful misconduct.

(d)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this Subsection shall not be construed to limit the effect of Subsection (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers

Section 7.02          Certain Rights of Trustee

(a)           In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security, reasonably satisfactory to it, or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred on it by this Indenture.

(f)           The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)           No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.  In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by forces beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(i)           The Trustee may at any time request that the Company and/or the Guarantor deliver an Officers’ Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)           The Trustee may at any time request that the Company, the Guarantor and/or any Holder provide the Trustee with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent.

(l)           None of the Trustee or any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to compliance with any restrictions on exchange or transfer imposed under this Indenture or under applicable law with respect to any exchange or transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof, and as long as its actions were not based on gross negligence or willful misconduct.

(m)          None of the Trustee or any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company or the Guarantor’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes) or (ii) as to whether or not any Rating Agency has adjusted the rating of the Notes.

Section 7.03          Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04         Trustee’s Disclaimer.  The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, any offering materials or the Notes; (b) is not accountable for the Company’s use or application of the proceeds from the Notes; and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05         Notice of Default.  The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer of the Trustee or an attorney or agent of the Trustee with direct responsibility for this Indenture, had actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to a Responsible Officer of the Trustee by the Company or any Holder.  If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.06         Compensation and Indemnity.  (o) Each of the Company and the Guarantor will, jointly and severally, pay the Trustee and Luxembourg Paying Agent compensation as agreed upon in writing between the Company, the Guarantor and the Trustee and Luxembourg Paying Agent for the Trustee’s and Luxembourg Paying Agent's services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  Each of the Company and the Guarantor will, jointly and severally, will reimburse the Trustee and Luxembourg Paying Agent upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and Luxembourg Paying Agent, including the compensation and reasonable and documented expenses of the Trustee’s and Luxembourg Paying Agent's agents and counsel.

(b)           Each of the Company and the Guarantor will, jointly and severally, indemnify the Trustee and Luxembourg Paying Agent for, and hold it harmless against, any loss or liability or expense (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) incurred by it without gross negligence, or bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture by it, the performance of its duties under this Indenture and the Notes and the exercise of its rights hereunder, including the costs and expenses (legal or otherwise) of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers, rights or duties under this Indenture and the Notes.

(c)           To secure the Company’s and Guarantor’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest (including Additional Amounts) on particular Notes.

(d)           If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including, without limitation, the reasonable and documented charges and expenses of its legal counsel per jurisdiction) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

(e)           The obligations of the Company to make any payment to the Trustee or an Agent in respect of compensation, reimbursement, and/or indemnification shall be an obligation guaranteed by the Guarantor under the Note Guarantee.

(f)           The provisions of this Section 7.06 shall survive the payment of the Notes, the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.07          Replacement of Trustee.  (p) The Trustee may resign at any time by written notice to the Company and the Guarantor.

(b)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(c)           If the Trustee is no longer eligible under Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(d)           The Company shall remove the Trustee if:  (i) the Trustee is no longer eligible under Section 7.09; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.  In addition, the Company may remove the Trustee at any time for any reason to the extent the Company has given the Trustee at least 30 days’ written notice and as long as no Default or Event of Default has occurred and is continuing.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(e)           If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee or may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)           Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will, upon payment of all amounts owed to it under the indenture, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(g)           Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

Section 7.08          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all (including this transaction) of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.09          Eligibility.  This Indenture must always have a Trustee that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition and its Corporate Trust Office in The City of New York, New York.

Section 7.10          Money Held in Trust.  The Trustee will not invest and will not be liable for interest on, any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under ARTICLE 8.

Section 7.11          Paying and Transfer Agent

(a)           Each Agent accepts its respective obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights of the Holders from time to time of the Notes shall be subject:

(i)           Each of the Agents shall be entitled to the compensation to be agreed upon with the Company and the Guarantor in writing for all services rendered by it, and the Company and the Guarantor, jointly and severally, agree promptly to pay such compensation and to reimburse each of the Agents for its reasonable and documented out-of-pocket expenses (including reasonable and documented fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder.  The Company also agrees to indemnify each of the Agents for, and to hold each of them harmless against, any loss, liability or expense (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) incurred out of or in connection with its acting as Agent of the Company hereunder, except to the extent such loss, liability or expense results from such Agent’s own gross negligence, bad faith or willful misconduct.  The obligations of the Company under this subsection (i) shall survive the payment of the Notes and the resignation or removal of any Agent and/or the termination of this Indenture;

(ii)           In acting under this Indenture and in connection with the Notes, the Agents are each acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust for or with any of the Holders except that all funds held by a Paying Agent for the payment of the principal of, interest on (and Additional Amounts, if any, with respect to) the Notes, shall be held in trust by it and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law;

(iii)           Each Agent may consult with counsel and any advice or written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion;

(iv)           Each Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document believed by it in good faith to be genuine and to have been presented or signed by the proper party or parties;

(v)           Each Agent may, in its individual capacity or any capacity, become the owner of, or acquire any interest in, any Notes or other obligations of the Company and/or the Guarantor with the same rights that it would have if it were not an Agent, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Company as freely as if it were not an Agent;

(vi)           No Agent shall be under any liability for interest on any moneys or to invest any moneys, received by it pursuant to any of the provisions of this Indenture or the Notes or the Note Guarantee;

(vii)           The recitals contained herein and in the Notes shall be taken as the statements of the Company, and each Agent assumes no responsibility for the correctness of the same.  No Agent makes any representation as to the validity or sufficiency of this Indenture, the Notes, the Note Guarantee or any offering materials.  No Agent shall be accountable for the use or application by the Company of any of the Notes or the proceeds thereof;

(viii)           Each Agent shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Indenture or the Notes or the Note Guarantee against such Agent.  No Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it; and

(ix)           Unless otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Company or the Guarantor made or given under any provision of this Indenture or the Note Guarantee shall be sufficient if signed by an authorized Officer or any duly authorized attorney-in-fact.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.05.

(b)           Any Agent may at any time resign by giving written notice of its resignation mailed to the Company specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent.  Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor Agent as provided in Section 7.11(c).  The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove an Agent and appoint a successor Agent, qualified as aforesaid, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed and one copy to the successor Agent.  An Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of such Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.  Any removal of an Agent and any appointment of a successor Agent shall become effective upon acceptance of appointment by the successor Agent as provided in Section 7.11(c).  Upon its resignation or removal, the Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including, without limitation, the reasonable and documented fees and expenses of its legal counsel).

(c)           Any successor Agent appointed as provided in Section 7.11(b) shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Paying Agent or Transfer Agent hereunder, and such predecessor, upon payment of its compensation and reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable and documented fees and expenses of its legal counsel) then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder, if any.

(d)           Any corporation or bank into which any Agent may be merged or converted, or with which any Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation or bank succeeding to all or substantially all of the agency business of the Agent (including this transaction) shall be the successor to such Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(e)           Each of the Company and the Guarantor, jointly and severally, undertakes to indemnify any Paying Agent against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Paying Agent under this Indenture except as may result from its own gross negligence or bad faith.  The Paying Agent shall take all reasonable measures to minimize any such tax liabilities, as instructed in writing by the Company, the Guarantor, the Trustee or a Holder.

(f)           Each of the Company and the Guarantor acknowledges that the Principal Paying Agent makes no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.  Each of the Company and the Guarantor represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

(g)           Each of the Company and the Guarantor agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by any Paying Agent.

(h)           Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable in respect of any Note made by or on behalf of the Company and/or the Guarantor, as applicable, to or to the order of the Principal Paying Agent in the manner specified herein on the date due shall be valid and effective to satisfy and discharge the obligation of the Company and/or the Company, as applicable, to make payment of principal, redemption amount, Additional Amounts and/or interest payable under the Notes on such date, provided, however, that the liability of the Principal Paying Agent hereunder shall not exceed any amounts paid to it by the Company and/or the Guarantor, as applicable, or held by it, on behalf of the Holders under this Indenture; and provided further that, in the event that there is a default by the Principal Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note, the Company and/or the Guarantor, as applicable, shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default occurred.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01          Discharge of Company’s and Guarantor’ Obligations.  (q) Subject to paragraph (b), the Company’s obligations under the Notes and this Indenture, and the Guarantor’s obligations under the Note Guarantee, will terminate if:

(i)           all Notes previously authenticated and delivered (other than (1) destroyed, lost or stolen Notes that have been replaced or (2) Notes that are paid pursuant to Section 4.01 or (3) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)           (A) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations in U.S. Dollars or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

(B)           no Default has occurred and is continuing on the date of the deposit;

(C)           the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Guarantor or the Company is a party or by which it is bound; and

(D)           each of the Guarantor and the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)           After satisfying the conditions in clause (a)(i), only the Company’s and the Guarantor’s obligations under Section 7.06 and 7.11(a)(i) will survive.  After satisfying the conditions in clause (a)(ii), only the Company’s obligations in Article 2 and Section 3.01, 4.01, 4.02, 7.06, 7.07, 7.11(a)(i) 8.05 and 8.06 will survive.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s and the Guarantor’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02          Legal Defeasance.  After the 123rd day following the deposit referred to in clause (i) below, each of the Company and the Guarantor will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Note Guarantee and this Indenture, other than its obligations in Article 2 and Section 3.01, 4.01, 4.02, 7.06, 7.07, 7.11(a)(i), 8.05 and 8.06, provided the following conditions have been satisfied:

(a)           The Company or the Guarantor has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)           No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(c)           The deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

(d)           The Company or the Guarantor has delivered to the Trustee:

(i)           either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x);

(ii)           an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (ii) the

Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(iii)           an Opinion of Counsel from Brazil and any other jurisdiction in which the Company or the Guarantor is conducting business in a manner which causes the Holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, to the effect that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) (as applicable) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

(e)           If the Notes are listed on a U.S. national securities exchange, the Company or the guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(f)           The Company or the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s or the Guarantor’s obligations under this Indenture will be discharged.  Thereafter, the Trustee upon written request will acknowledge in writing the discharge of the Company’s and the Guarantor’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03         Covenant Defeasance.  After the 123rd day following the deposit referred to in Section 8.01(a)(ii), the Company and the Guarantor’s obligations set forth in Section 4.06 through 4.18, inclusive and clauses (C) and (D) of Section 5.01(a)(iii) and Section 5.01(a)(iv), and the Guarantor’s obligations under the Note Guarantee, will terminate, and clauses (c), (d), (e), (f) and (i) of Section 6.01 will no longer constitute Events of Default, provided that the following conditions have been satisfied:

(a)           Each of the Company and the Guarantor has complied with clauses (a), (b), (c), (d)(ii), (e) and (f) of Section 8.02; and

(b)           the Company or the Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s or the Guarantor’s obligations under this Indenture will be discharged.

Section 8.04          Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section

8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05          Repayment to Company.  Subject to Section 7.06, 8.01, 8.02 and 8.03, the Trustee and the Paying Agents will promptly pay to the Company upon written request any excess money held by the Trustee and the Paying Agents at any time and thereupon be relieved from all liability with respect to such money.  The Trustee or such Paying Agent will pay to the Company upon written request any money held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee or such Paying Agent shall at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee and the Paying Agents with respect to such money will cease.

Section 8.06          Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantor’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company or the Guarantor make any payment of principal of or interest on any Notes because of the reinstatement of its obligations, they will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01          Amendments Without Consent of Holders.  (r) The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder or other party hereto:

(i)           to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

(ii)           to comply with Article 5;

(iii)           to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv)           to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(v)           to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(vi)           to provide for or confirm the issuance of Additional Notes; or

(vii)           to make any other change that does not materially, adversely affect the rights of any Holder or to conform this Indenture to the description of the Notes in the Offering Memorandum.

The Guarantor must consent to any amendment or supplement hereunder.

Section 9.02         Amendments With Consent of Holders.  (s) Except as otherwise provided in Section 6.02, 6.06 and 6.07 or Section 9.02(b), the Company, the Guarantor and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company or the Guarantor with any provision of this Indenture or the Notes.

(b)           Notwithstanding the provisions of Section 9.02(a), without the consent of each Holder affected, an amendment or waiver may not:

(i)           reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(ii)           reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(iii)           reduce the amount payable upon the redemption of any Note in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which the Note must thereupon be redeemed;

(iv)           after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(v)           make any Note payable in currency other than that stated in the Note;

(vi)           impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vii)           make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(viii)           modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantee in a manner adverse to the Holders; or

(ix)           make any change in the Note Guarantee that would materially and adversely affect the Holders.

(c)           It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)           The Trustee will notify in writing the Luxembourg Stock Exchange of any amendment regardless of whether the Holders’ approval is required.

(e)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or their written waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(f)           The Guarantor must consent to any amendment, supplement or waiver hereunder.

Section 9.03          Effect of Consent.  (t) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04         Trustee’s Rights and Obligations.  The Trustee shall receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

(a)           Payments For Consents.  Neither the Guarantor nor any of its Restricted Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
GUARANTEE

Section 10.01       The Note Guarantee.  Subject to the provisions of this Article, the Guarantor hereby fully, irrevocably and unconditionally guarantees the full and punctual payment (whether at Stated Maturity, upon redemption or repurchase, purchase pursuant to an Offer to Purchase or by declaration of acceleration, or otherwise) of the principal of, premium, if any, and interest on (including any Additional Amounts) and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture.  Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.  Any obligation of the Company to make a payment may be satisfied by causing the Guarantor to make such payment.  The Guarantor will comply with all then-applicable Brazilian Central Bank regulations to legally effect any payments under the Note Guarantee.

Section 10.02       Guarantee Unconditional.  The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Indenture or any Note;

(c)           any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d)           the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)           any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)           any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 10.03        Discharge; Reinstatement.  The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest (including Additional Amounts, if any) on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest (including Additional Amounts, if any) on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04        Waiver by the Guarantor.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.  The Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 333, sole paragraph, 364, 366, 821, 829, 834, 835 and 837 through 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code.

Section 10.05       Subrogation.  Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor will be subrogated to the rights of the payee against the Company with respect to such obligation.

Section 10.06       Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07       Limitation on Amount of Guarantee.  Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Note Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08       Execution and Delivery of Guarantee.  The execution by the Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.09        Release of Guarantee.  The Note Guarantee of the Guarantor will terminate upon:

(a)           a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture; or

(b)           defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to the release of the Guarantor have been complied with, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under the Note Guarantee.

ARTICLE 11
MISCELLANEOUS

Section 11.01        Holder Communications; Holder Actions

(a)           The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company, the Guarantor and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company, the Guarantor nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)           Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)           The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

Section 11.02        Notices.  (u) Any notice or communication to the Company will be deemed given if in writing;

(b)           when delivered in person or;

(c)           when delivered by an internationally recognized overnight courier service, or

(d)           when sent by facsimile transmission, with transmission confirmed.  Notices or communications to the Guarantor will be deemed given if given to the Company.  Any notice to the Trustee will be effective only upon receipt by a Responsible Officer.  In each case the notice or communication should be addressed as follows:

if to the Company or the Guarantor:

c/o Cosan S.A. Indústria e Comércio
Av. Pres. Juscelino Kubitschek, 1726 – 6º andar
04543-000 – São Paulo, SP
Brasil
Attention:    Marcelo Martins
Facsimile:     (55 11) 3897-9799

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
USA
Attention:    Manuel Garciadiaz, Esq.
Facsimile:    (212) 450-4800

and

Cosan Luxembourg S.A.
13-15 Avenue de la Liberté
L-1931 Luxembourg
Grand Duchy al Luxembourg
Attention:  the Managers

if to the Trustee:
Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

and Principal Paying Agent:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

Luxembourg Paying Agent:

Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenauer
1115 Luxembourg

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(e)           Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC; provided, that, at any time when the Notes are listed on the Official List of the Luxembourg Stock Exchange and its rules so require, the Company will publish any such notice of communication sent to the Holders in a newspaper having a general circulation in Luxembourg.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(f)           Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(g)           In respect of this Indenture, none of the Trustee nor any Agent shall have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the Trustee nor any Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information, unless such reliance or compliance was made with gross negligence or willful misconduct by the Trustee or the Agent, respectively.  Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and/or any Agent, including without limitation the risk of the Trustee and/or any Agent acting on unauthorized instructions, notices, reports or other communications or information, to the extent such action was not based on gross negligence or willful misconduct, and the risk of interception and misuse by third parties.

Section 11.03        Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.04        Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)           a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.05        Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.06        Governing Law.  This Indenture, including any Note Guarantee, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.  The provisions of articles 86 to 94-8 of the Luxembourg law of August 10, 1915, as amended, on commercial companies are excluded.

Section 11.07        Submission to Jurisdiction; Agent for Service; Waiver of Immunities

(a)           Each of the Company and the Guarantor agrees that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantee may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and each waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(b)           By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and the Guarantor (i) acknowledges that it hereby designates and appoints National Corporate Research, Ltd. (“NCR”) located at 10 East 40th Street, 10th Floor, New York, New York 10016, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or the Guarantee, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that NCR has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon NCR shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding.  The Company and the Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of NCR in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and the Guarantor may and shall (to the extent NCR ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Guarantor or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.07.  Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York.  Upon the written request of any Holder, the Trustee shall deliver such information to such Holder.  Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantor appointed and acting in accordance with this Section 11.07.

(c)           To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and the Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Indenture, the Notes and the Guarantee, to the extent permitted by law.

Section 11.08        Judgment Currency

(a)           U.S. Dollars are the sole currency of account and payment for all sums due and payable by the Company and the Guarantor under this Indenture, the Notes and the Guarantee.  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the Company and the Guarantor will agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase U.S. Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligation of each of the Company and the Guarantor in respect of any sum due to any Holder or the Trustee in U.S. Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Holder or Trustee may in accordance with normal banking procedures purchase U.S. Dollars in the amount originally due to such Person with the judgment currency.  If the amount of U.S. Dollars so purchased is less than the sum originally due to such Person, each of the Company and the Guarantor agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Person, such Person will, by accepting a Note, be deemed to have agreed to repay such excess.

Section 11.09       No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.10       Successors.  All agreements of the Company or the Guarantor in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successor.

Section 11.11        Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12        Separability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13       Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.14       No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, the Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are an integral part of the consideration for issuance of the Notes execution and delivery of the Note Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COSAN LUXEMBOURG S.A. as Issuer

By:	/s/ Marcelo Eduardo Martins
Name: Marcelo Eduardo Martins
Title: Director

By:	/s/ Richard Brekelmans
Name: Richard Brekelmans
Title: Director B

COSAN S.A. INDÚSTRIA E COMÉRCIO as Guarantor

By:	/s/ Marcos Marinho Lutz
Name: Marcos Marinho Lutz
Title: Officer

By:	/s/ Marcelo de Souza Scarcela Portela
Name: Marcelo de Souza Scarcela Portela
Title: Officer

[Signature Page to the Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Registrar, Principal Paying Agent, Transfer Agent and Calculation Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

DEUTSCHE BANK LUXEMBOURG S.A.

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho
Name: Wanda Camacho, Vice President
Title: Attorney in Fact

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan, Vice President
Title: Attorney in Fact

[Signature Page to the Indenture]

EXHIBIT A

[FACE OF NOTE]

COSAN LUXEMBOURG S.A.

9.500% Senior Note Due March 14, 2018

Rule 144A Global Note:

CUSIP:  22112EAB4

ISIN: US22112EAB48

Regulation S Global Note:

CUSIP:  20041AB2

ISIN:  USL20041AB24

No. [R-1 / S-1]	R$[●]

COSAN LUXEMBOURG S.A., a public limited-liability company (societé anonyme) organized under the laws of Luxembourg having its registered office at B-15 Avenue de la Liberté L-1931 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B175.646, (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [●] million reais (R$[●]) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on March 14, 2018.

Interest Rate:    9.500% per annum.

Interest Payment Dates:  March 14 and September 14, commencing on September 14, 2013.

Regular Record Dates:  March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Exh. A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	COSAN LUXEMBOURG S.A.

By:
Name:
Title:

By:
Name:
Title:

Exh. A-2

(Form of Trustee’s Certificate of Authentication)

This is one of the 9.500% Senior Notes due March 14, 2018 described in the Indenture referred to in this Note.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Registrar, Principal Paying Agent, Transfer Agent and Calculation Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

Exh. A-3

 [FORM OF REVERSE SIDE OF NOTE]

COSAN LUXEMBOURG S.A.

9.500% Senior Note Due March 14, 2018

1.             Principal and Interest

The Company promises to pay the principal of this Note on March 14, 2018.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 9.500% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on March 1 or September 1 immediately preceding the corresponding interest payment date) on each Interest Payment Date, commencing September 14, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date.  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% per annum in excess of the rate per annum borne by this Note.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 14th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day.  At least 14 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

Payments in respect of the Notes represented by the Notes (including principal, interest and Additional Amounts, if any) shall be made by wire transfer of immediately available funds in U.S. dollars or such other coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts, as calculated by the Calculation Agent by converting applicable reais amounts into U.S. dollars at the Settlement Rate on the applicable Rate Calculation Date, to the accounts specified by the Depositary, as the Holder of the Global Notes.  With respect to Certificated Notes all payments shall be payable by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

2.             Indentures; Note Guarantee

This is one of the Notes issued under an Indenture dated as of March 14, 2013 (as amended from time to time, the “Indenture”), among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent.

Exh. A-4

Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture, as may be amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are unsecured unsubordinated obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to R$500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is fully, unconditionally and irrevocably guaranteed as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity

This Note may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

This Note may be redeemable for tax reasons as described in Section 3.05.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a holder receives after applicable withholding tax, will equal the amount that the holder would have received if no withholding tax had been applicable, to the extent described in Section 3.01.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of R$300,000 principal amount and any multiple of R$1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy default with respect to the Guarantor or the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require

Exh. A-5

indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.             Authentication

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.  Reference is hereby made to the further provisions of submission to jurisdiction, agent for service, waiver of immunities and judgment currency set forth in the Indenture, which will for all purposes have the same effect as if set forth herein.  The provisions of articles 86 to 94-8 of the Luxembourg Law of August 10, 1915, as amended, on commercial companies are excluded.

9.             Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

Exh. A-6

NOTATION OF GUARANTEE

For value received, the Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of dated as of March 14, 2013 (as amended from time to time, the “Indenture”), among the Company, the Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent, and Deutsche Bank Luxembourg S.A. as Luxembourg Paying Agent (a) the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity (as defined in the Indenture), by acceleration or otherwise.  The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Exh. A-7

IN WITNESS WHEREOF, the Guarantor has caused the Guarantee to be duly executed.

COSAN S.A. INDÚSTRIA E COMÉRCIO as Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exh. A-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Exh. A-9

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]1 [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]2, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

1	Include in Rule 144A Note.

2	Include in Regulation S Note.

Exh. A-10

Signature Guarantee:3 _____________________________________________________________

By
To be executed by an executive officer

3
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all f this Note purchased by the Company pursuant to Section 4.14 or Section 4.13 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.14 or Section 4.13 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:  ____________

Your Signature:  __________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:4  _____________________________

4
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. A-12

SCHEDULE OF TRANSFERS AND EXCHANGES OF NOTES5

The following transfers and exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of transfer or Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

5	For Global Notes

Exh. A-13

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of __________, ____

among

COSAN LUXEMBOURG S.A.,
as Issuer,

the [ADDITIONAL GUARANTOR(S)] Party Hereto,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent,

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Luxembourg Paying Agent

9.500% Senior Notes due March 14, 2018

Exh. B-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among COSAN LUXEMBOURG S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg, having its registered office at 13-15 Avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg Register of Commerce and Companies under number B 175.646 (the “Company”), [Additional Guarantor(s)] (each an “Undersigned”), DEUTSCHE BANK LUXEMBOURG, S.A., as Luxembourg Paying Agent and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee, Registrar, Principal Paying Agent, Transfer Agent and Calculation Agent (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantor party thereto and the Trustee entered into the Indenture, dated as of March 14, 2013 (the “Indenture”), relating to the Company’s 9.500% Senior Notes due March 14, 2018 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries to provide Guarantee in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.  [Specify % to be guaranteed, if less than 100%.]

Section 3.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Exh. B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COSAN LUXEMBOURG S.A. as Issuer

By:
Name:
Title:

By:
Name:
Title:

[ADDITIONAL GUARANTOR] as Guarantor

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Registrar, Principal Paying Agent, Transfer Agent and Calculation Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

Exh. B-3

DEUTSCHE BANK LUXEMBOURG S.A.

By:
Name:
Title:

By:
Name:
Title:

Exh. B-4

EXHIBIT C

RESTRICTED LEGEND

[Include if Note is a Rule 144A Global Note, or a Note issued in exchange therefor, as required under the Indenture:  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT6, (III) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (IV) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.]

[Include if Note is Regulation S Global Note, or a Note issued in exchange therefor, in accordance with the Indenture:  “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”]

6 No Reg Rights on this transaction. Does this legend belong here?

Exh. C-1

EXHIBIT D

DTC LEGEND

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.

Exh. D-1

EXHIBIT E

Regulation S Certificate

_________, ____

Deutsche Bank Trust Company Americas
60 Wall Street, MSNYC 60-2710
New York, NY 10005

Attention:  Trust and Agency Services

Re:
COSAN LUXEMBOURG S.A., as Issuer public limited liability company (société anonyme) organized under the laws of Luxembourg, having its registered office at 13-15 Avenue de la Liberté, L-1931 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg Register of Commerce and Companies under number B 175.646
9.500% Senior Notes due March 14, 2018 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 14, 2013 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of R$____ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.
The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.
Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

Exh. E-1

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf, has made any directed selling efforts in the United States with respect to the Notes;

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.
If we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of R$____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.
At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad;

2.
Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and we did not pre-arrange the transaction in the United States.; and

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Exh. E-2

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:

Date:  _________________

Signature Guarantee:7  _______________________________________

7
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. E-3

EXHIBIT F

Rule 144A Certificate

_________, ____

Deutsche Bank Trust Company Americas
60 Wall Street, MSNYC 60-2710
New York, NY 10005

Re:	COSAN LUXEMBOURG S.A., as Issuer 9.500% Senior Notes due March 14, 2018 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 14, 2013 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of R$____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of R$____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than R$100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.  We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) to the extent that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Exh. F-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:

Date:  _________________

Signature Guarantee:8

8
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh. F-2